VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call 1-800-337-3503

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this

Proxy Card and return

in the postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

One Financial Center

Boston MA 02111

On February 26, 2016

Please detach at perforation before mailing.

PROXY	MET INVESTORS SERIES TRUST	PROXY
PIONEER STRATEGIC INCOME PORTFOLIO

Special Meeting of Shareholders – February 26, 2016

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Pioneer Strategic Income Portfolio (“MIST Portfolio”) of the Met Investors Series Trust (“MIST”) hereby appoints Elizabeth M. Forget, Andrew D. Gangolf and Michael P. Lawlor, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of MIST Portfolio to be held on February 26, 2016, at the offices of MetLife Advisers, LLC, One Financial Center, Boston, Massachusetts 02111, at [10:00 a.m.] Eastern time, and at any adjournment thereof (the “Meeting”), as follows:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF MIST SOLICITS YOUR PROXY AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

VOTE VIA THE INTERNET: www.proxy-direct.om

VOTE VIA THE TELEPHONE: 1-800-337-3503

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS VERY IMPORTANT!
PLEASE SIGN, DATE AND RETURN THIS	Signature
PROXY CARD IN THE
ENCLOSED ENVELOPE TODAY

Signature of joint owner, if any

, 2016
Date

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MIST Portfolio to, and the assumption of the liabilities of MIST Portfolio by, the Western Asset Management Strategic Bond Opportunities Portfolio (“MSF Portfolio”), a series of the Metropolitan Series Fund, in exchange for shares of MSF Portfolio and the distribution of such shares to the shareholders of MIST Portfolio in complete liquidation of MIST Portfolio.	☐	☐	☐

2.	To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.	☐	☐	☐

VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call 1-xxx-xxx-xxxx

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this

Voting Instructions Form and

return in the postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

501 Boylston Street

Boston MA 02116

On February 26, 2016

Please detach at perforation before mailing.

VOTING	MET INVESTORS SERIES TRUST	VOTING
INSTRUCTIONS	PIONEER STRATEGIC INCOME PORTFOLIO	INSTRUCTIONS
FORM		FORM

Special Meeting of Shareholders – February 26, 2016

[Insurance Company Name Drop–In]

The undersigned hereby instructs the above Insurance Company (the “Insurance Company”) to vote the shares of the Pioneer Strategic Income Portfolio (“MIST Portfolio”) of Met Investors Series Trust (“MIST”), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of MIST Portfolio to be held at the offices of MetLife Advisers, LLC, One Financial Center, Boston, Massachusetts 02111, at [10:00 a.m.] Eastern Time on February 26, 2016, and at any adjournments or postponements thereof.

The Insurance Company and the Board of Trustees of MIST solicit your voting instructions and recommend that you instruct the Insurance Company to vote “FOR” the Proposal. The Insurance Company will vote the appropriate number of MIST Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting of Shareholders and the related Prospectus/Proxy Statement is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.om

VOTE VIA THE TELEPHONE: 1-xxx-xxx-xxxx

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

, 2016
Date

YOUR VOTE IS VERY IMPORTANT! PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTIONS FORM IN THE ENCLOSED ENVELOPE TODAY

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MIST Portfolio to, and the assumption of the liabilities of MIST Portfolio by, the Western Asset Management Strategic Bond Opportunities Portfolio (“MSF Portfolio”), a series of the Metropolitan Series Fund, in exchange for shares of MSF Portfolio and the distribution of such shares to the shareholders of MIST Portfolio in complete liquidation of MIST Portfolio.	☐	☐	☐

2.	To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.	☐	☐	☐